Exhibit (a)(1)(I)

Forms of Reminder E-mails — Dates may change if expiration date of offer is extended

August 6, 2007 - One Week After Offer Commences

We have just completed week one of the Sanmina-SCI Corporation Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The offer to exchange your eligible stock options will expire at 9:00 p.m., California time, on August 27, 2007, or at the time specified in the Summary of the Offer to Exchange provided by your local office, unless we extend the offer.

If you would like to participate in this offer, a properly signed and completed election form must be sent via facsimile or intercompany delivery and received by the HR representative named in the Summary of the Offer to Exchange provided by your local office by 9:00 p.m., California time, on August 27, 2007.

Only documents that are complete, signed and actually received by the HR representative named in the Summary of the Offer to Exchange provided by your local office by the deadline will be accepted.  Documents submitted by any other means are not permitted.  If you have questions, please direct them to Richard Edde, our Senior Stock Administrator, at:

Sanmina-SCI Corporation
2700 North First Street
San Jose, California  95134
Tel:  (408) 964-3242
Fax:  (408) 964-3096
E-mail:  richard.edde@sanmina-sci.com

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the memorandum from Jure Sola, dated July 30, 2007; (3) the Summary of the Offer to Exchange; (4) the election form; and (5) the withdrawal form.  You may also view these documents on the U.S. Securities and Exchange Commission’s website at www.sec.gov, and you may request additional copies from the HR representative named in the Summary of the Offer to Exchange provided by your local office.

One Week Before Scheduled End of Offer Period

We are entering the final scheduled week of the Sanmina-SCI Corporation Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  After today, there are seven (7) days left to make your election, unless we extend the offer.  Unless we extend the offer, the offer to exchange your eligible stock options will expire at 9:00 p.m., California time, on September 24, 2007 or at the time specified in the Summary of the Offer to Exchange provided by your local office.

If you would like to participate in this offer, a properly signed and completed election form must be sent via facsimile or intercompany delivery and received by the HR representative named in the Summary of the Offer to Exchange provided by your local office by 9:00 p.m., California time, on September 24, 2007.

Only documents that are complete, signed and actually received by the HR representative named in the Summary of the Offer to Exchange provided by your local office by the deadline will be accepted.  Documents submitted by any other means are not permitted.  If you have questions, please direct them to Richard Edde, our Senior Stock Administrator, at:

Sanmina-SCI Corporation
2700 North First Street
San Jose, California  95134
Tel:  (408) 964-3242
Fax:  (408) 964-3096
E-mail:  richard.edde@sanmina-sci.com

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the memorandum from Jure Sola, dated July 30, 2007; (3) the Summary of the Offer to Exchange; (4) the election form; and (5) the withdrawal form.  You may also view these documents on the U.S. Securities and Exchange Commission’s website at www.sec.gov and you may request additional copies from the HR representative named in the Summary of the Offer to Exchange provided by your local office.

Offer Expiration Date (scheduled to be September 24, 2007 or at the time specified in the Summary of the Offer to Exchange provided by your local office )

Today is the last scheduled day to elect to exchange your eligible options as part of the Sanmina-SCI Corporation Offer to Exchange Certain Outstanding Options for New Options (referred to as the “Offer to Exchange”).  The offer to exchange your eligible stock options will expire at 9:00 p.m., California time, on September 24, 2007 or at the time specified in the Summary of the Offer to Exchange provided by your local office, unless we extend the offer.

If you would like to participate in this offer, a properly signed and completed election form must be sent via facsimile or intercompany delivery and received by the HR representative named in the Summary of the Offer to Exchange provided by your local office by 9:00 p.m., California time, on September 24, 2007.

Only documents that are complete, signed and actually received by the HR representative named in the Summary of the Offer to Exchange provided by your local office by the deadline will be accepted.  Documents submitted by any other means are not permitted.  If you have questions, please direct them to Richard Edde, our Senior Stock Administrator, at:

Sanmina-SCI Corporation
2700 North First Street
San Jose, California  95134
Tel:  (408) 964-3242
Fax:  (408) 964-3096
E-mail:  richard.edde@sanmina-sci.com

This notice does not constitute the Offer to Exchange.  The full terms of the offer are described in (1) the Offer to Exchange; (2) the memorandum from Jure Sola, dated July 30, 2007; (3) the Summary of the Offer to Exchange; (4) the election form; and (5) the withdrawal form.  You may also view these documents on the U.S. Securities and Exchange Commission’s website at www.sec.gov, and you may request additional copies from the HR representative named in the Summary of the Offer to Exchange provided by your local office.